Exhibit 99.1

For Immediate Release

FORMER DELOITTE ADVISORY CEO JOINS BLACKLINE BOARD OF DIRECTORS

Owen Ryan to draw on financial risk and advisory, regulatory and client service expertise to help guide financial automation software provider through next phase of growth

LOS ANGELES – Aug. 13, 2018 – Owen Ryan, former CEO of Deloitte Advisory, has joined financial automation software provider BlackLine, Inc.’s (Nasdaq: BL) Board of Directors effective Aug. 10th, 2018. Drawing on his extensive market-facing, board room and leadership experience in the customer, advisory and regulatory arenas and a proven track record for building and transforming businesses, Mr. Ryan will help guide BlackLine through its next phase of growth.

“Owen brings more than 30 years of experience to BlackLine, including C-level roles at several market-leading global advisory and financial institutions,” stated Therese Tucker, BlackLine founder and CEO. “He will be instrumental in helping us navigate and build out our ecosystem of strategic alliances worldwide. His extensive knowledge of the accounting industry and experience working closely with Fortune 500 CFOs also will be invaluable as we continue to drive wide-scale change across the industry, bringing increased automation, efficiency, financial governance and risk management across the entire spectrum of accounting and financial operations.”

Ryan recently joined Geller & Company, a premier full-service financial advisory and wealth management firm, as chief strategy officer. He previously served as president and CEO of AEGIS Insurance, a global Top-10 excess and surplus lines insurance company. Prior to that, he was CEO and managing director of Deloitte Advisory, the world’s largest risk and financial advisory business at the time. Ryan previously held managing director and client service partner/professional positions in various industries where he was responsible for driving top and bottom line growth in such areas as cyber security, regulatory services, corporate finance transactions, strategic risk management and corporate governance.

“BlackLine has transformed the way companies around the globe manage and automate their financial close. I have a deep respect for BlackLine’s unwavering commitment to its vision, customers and people, and I am excited to join the company’s board of directors,” said Ryan.

Ryan holds an MBA from Columbia University and is a member of the American Institute of Certified Public Accountants.

About BlackLine

BlackLine is a provider of cloud-based solutions that transform Finance and Accounting (F&A) by automating, centralizing and streamlining financial close operations, intercompany accounting processes and other key F&A processes for large and midsize organizations. Designed to complement virtually all ERP and other financial systems including SAP, Oracle and NetSuite, BlackLine increases operational efficiency, real-time visibility, control and compliance to ensure end-to-end financial close management and accounting automation from within a single, unified cloud platform.

Enabling customers to move beyond outdated processes and point solutions to a Continuous Accounting model, in which real-time automation, controls and period-end tasks are embedded within day-to-day activities, BlackLine helps companies modernize accounting operations with intelligent automation, ensuring more accurate and insightful financial statements and a more efficient financial close. More than 2,400 companies around the world trust BlackLine to help ensure balance sheet integrity and confidence in their financial statements.

BlackLine is recognized by Gartner as a Leader in its 2018 Magic Quadrant for Cloud Financial Close Solutions and as a pioneer in the cloud market for enhanced financial control and automation.

Based in Los Angeles, BlackLine also has regional headquarters in London, Singapore and Sydney. For more information, please visit www.blackline.com.

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Forward-looking Statements

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. Forward-looking statements in this release include statements regarding our growth plans and opportunities.

Any forward-looking statements contained in this press release are based upon BlackLine’s current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events, and are subject to risks and uncertainties. If any of these risks or uncertainties materialize or if any assumptions prove incorrect, actual performance or results may differ materially from those expressed in or suggested by the forward looking statements. These risks and uncertainties include, but are not limited to risks related to the Company’s ability to execute on its strategies, attract new customers, enter new geographies and develop and sell new features ; and other risks and uncertainties described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission on March 10, 2017. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017. Forward-looking statements should not be read as a guarantee of future performance or results, and you should not place undue reliance on such statements. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Media Contact:

Ashley Dyer

PR Director

BlackLine

818-936-7166

ashley.dyer@blackline.com

Investor Relations Contact:

Maria Riley

The Blueshirt Group

415-217-2631

maria@blueshirtgroup.com